Exhibit 99.(j)(2)

Reserve New York Tax-Exempt Trust

Power of Attorney

Each of the undersigned, Bruce R. Bent, Santa Albicocco, Ronald J. Artinian, Joseph D. Donnelly, Edwin Ehlert, Jr., William J. Montgoris, Frank J. Stalzer, William E. Viklund and Stephen P. Zieniewicz, the Trustees, and Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, the Officers of the Reserve New York Tax-Exempt Trust, a registered investment company (the “Trust”), hereby authorizes each of Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, or any of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for each series of the Trust and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: June 26, 2007

/s/ Bruce R. Bent	Chairman, President, Treasurer and Trustee
Bruce R. Bent	(principal executive officer)

/s/ Bruce R. Bent II	Co-Chief Executive Officer, Senior Vice
Bruce R. Bent II	President and Assistant Treasurer

/s/ Arthur T. Bent III	Co-Chief Executive Officer, Senior Vice
Arthur T. Bent III	President, Assistant Secretary

/s/ Patrick J. Farrell	Chief Financial Officer
Patrick J. Farrell	(principal financial officer)

/s/ Santa Albicocco	Trustee
Santa Albicocco

/s/ Ronald J. Artinian	Trustee
Ronald J. Artinian

/s/ Joseph D. Donnelly	Trustee
Joseph D. Donnelly

/s/ Edwin Ehlert, Jr.	Trustee
Edwin Ehlert, Jr.

/s/ William J. Montgoris	Trustee
William J. Montgoris

/s/ Frank J. Stalzer	Trustee
Frank J. Stalzer

/s/ William E. Viklund	Trustee
William E. Viklund

/s/ Stephen P. Zieniewicz	Trustee
Stephen P. Zieniewicz